Exhibit 10.4

AMENDMENT NO. 1

TO

QUDIAN INC.

2016 EQUITY INCENTIVE PLAN

This Amendment (“Amendment”), dated as of May 3, 2017, is made by Qudian Inc. (the “Company”) to the Qudian Inc. 2016 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company maintains the Plan to attract and retain the services of employees, directors and consultants considered essential to the success of the Company;

WHEREAS, pursuant to Section 16(b) of the Plan, the Board of Directors of the Company may amend any provision of the Plan at any time (subject to requirements under applicable laws); and

WHEREAS, the Company desires to amend the Plan to clarify that the Company may issue American depositary shares in lieu of Shares (as defined in the Plan) in settlement of any Award (as defined in the Plan).

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1. Amendment to Section 15(e). Section 15(e) of the Plan shall, as of the date of this Amendment, be amended by deleting it in its entirety and replacing it with the following new Section 15(e):

(e) Government, Other Regulations and Distribution of Shares. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under any Applicable Laws. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration under Applicable Laws the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Additionally, in the discretion of the Administrator, American depositary shares (“ADSs”) may be distributed in lieu of Shares in settlement of any Award; provided, that the ADSs shall be of equal value to the Shares that would have otherwise been distributed; provided, further, that, in lieu of issuing a fractional ADS, the Company shall make a cash payment to the Participant equal to the Fair Market Value of such fractional ADS. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Cayman Islands.

3. Incorporation. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. Ratification. All other provisions of the Plan remain unchanged and are hereby ratified by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company hereto has executed this Amendment as of the day and year first set forth above.

QUDIAN INC.

By:	/s/ Carl Yeung
Name:	Carl Yeung
Title:	Chief Financial Officer

[Signature Page to Equity Incentive Plan Amendment]